UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2009

L-1 IDENTITY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33002	02-08087887
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

177 BROAD STREET, STAMFORD, CONNECTICUT 06901
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (203) 504-1100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 8, 2009, the Board of Directors (the “Board”) of L-1 Identity Solutions, Inc. (the “Company”) met to consider equity incentive compensation for certain executive officers of the Company in light of the Company’s previously-disclosed July 31, 2009 renewal of the term of employment agreements of such executive officers. The Board considered the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), which had engaged its independent compensation consultant to provide a market analysis of total direct compensation and equity grants following the renewal of the employment agreements. In formulating its recommendation, the Compensation Committee considered the results of the market analysis as well as its desire to align management incentives with stockholder value over the time horizon needed to execute the growth strategy of the Company, the strike price and vesting schedule of previous grants, its goals to maintain compensation at competitive levels and its desire to introduce balance into the equity grant mix by including grants of restricted stock as well as options. The Compensation Committee and the Board also considered that a September 2009 grant would be in lieu of any grant consideration in 2010.

After considering among other things the factors described above, the Board approved grants of 250,000 shares of restricted common stock (“restricted shares”) and options to purchase 250,000 shares of common stock to Robert V. LaPenta, the Company’s Chairman, President and Chief Executive Officer, 150,000 restricted shares and options to purchase 150,000 shares to each of James A. DePalma, the Company’s Executive Vice President, Chief Financial Officer and Treasurer and Joseph J. Atick, the Company’s Executive Vice President and Chief Strategy Officer, and 100,000 restricted shares and options to purchase 100,000 shares to each of Mark S. Molina, the Company’s Executive Vice President, Chief Legal Officer and Secretary, Joseph S. Paresi, the Company’s Executive Vice President and Chief Marketing Officer and Doni L. Fordyce, the Company’s Executive Vice President, Corporate Communications. Each of the options to purchase common stock has an exercise price of $7.23 per share (representing the per share closing price of the Company’s common stock on the New York Stock Exchange on the date of grant), and has a 10 year term, if not earlier exercised or forfeited in accordance with the Company’s 2008 Long Term Incentive Plan (the “Incentive Plan”) and/or each executive’s applicable employment agreement. Each of the options and restricted stock grants will vest in equal annual installments over a four year period from the date of grant, subject to earlier forfeiture or acceleration in accordance with the terms of the Incentive Plan and/or each executive’s applicable employment agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2009

L-1 IDENTITY SOLUTIONS, INC.

By:	/s/ Robert V. LaPenta
Robert V. LaPenta Chairman, President and Chief Executive Officer

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